UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Republic First Bancorp, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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(2)	Aggregate number of securities to which transaction applies:

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☐	Fee paid previously with preliminary materials:

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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REVOCABLE PROXY
REPUBLIC FIRST BANCORP, INC.

ANNUAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF REPUBLIC FIRST BANCORP, INC.
The undersigned hereby appoints Rhonda S. Costello and Andrew J. Logue, and each of them, with full power of substitution, and authorizes them to represent and vote, as designated below and in accordance with their judgment upon any other matters properly presented at the annual meeting, including any motion to adjourn or postpone the meeting, for the purpose of soliciting additional proxies or for any other reason, or other matters incidental to the conduct of the annual meeting or otherwise, all the shares of Republic First Bancorp, Inc. common stock held of record by the undersigned at the close of business on March 15, 2011, at the annual meeting of shareholders, to be held April 26, 2011, and at any and all adjournments or postponements thereof. The board of directors recommends a vote "FOR" each of the listed proposals.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this proxy will be voted FOR the election of the director nominees, and for the ratification of the appointment of ParenteBeard LLC as the independent registered public accounting firm for the fiscal year ending December 31, 2011. If any other business is presented at such meeting, including any motion to adjourn or postpone the meeting, for the purpose of soliciting additional proxies or for any other reason, or other matters incidental to the conduct of the meeting or otherwise, this proxy will be voted by those named in this proxy in their best judgment. At the present time, the board of directors knows of no other business to be presented at the meeting.

By executing this proxy. the undersigned acknowledges receipt of the Notice of Annual Meeting scheduled to be held on April 26, 2011. the Proxy Statement and Republic First Bancorp. Inc.'s 2010 Annual Report to Shareholders.

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED
POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE VIA
THE INTERNET OR BY TELEPHONE.

(Continued, and to be marked, dated and signed, on the other side)

FOLD AND DETACH HERE

REPUBLIC FIRST BANCORP, INC. — ANNUAL MEETING, APRIL 26, 2011

YOUR VOTE IS IMPORTANT!

Annual Meeting Materials are available on-line at:
http://www.cfpproxy.com/5412

You can vote in one of three ways:
1.  Call toll free 1-866-246-8478 on a Touch-Tone Phone. There is NO CHARGE to you for this call.

or
2.  Via the Internet at https:/www.proxyvotenow.com/frbk and follow the instructions.

or

3.  Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

[X]	PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY REPUBLIC FIRST BANCORP, INC.	ANNUAL MEETING OF SHAREHOLDERS Tuesday, April 26, 2011

1. Election of two Class I Directors of Republic First Bancorp, Inc., to hold office until the 2014 annual meeting of shareholders and until their successors are elected and qualified.	For [ ]	With-hold [ ]	2. Ratification of the appointment of ParenteBeard LLC as the independent registered public accounting firm for the fiscal year ending December 31. 2011.	For [ ]	Against [ ]	Abstain [ ]

(1) Harry D. Madonna (2) Brian P. Tierney			Should a director nominee be unable to serve as a director. an event Republic First Bancorp. Inc. does not currently anticipate. the persons named in this proxy reserve the right. in their discretion to vote for a substitute nominee designated by the board of directors.

INSTRUCTION: To withhold authority to vote for any nominee(s), mark "Withhold" and write that nominee(s') name(s) or number(s) in the space provided below.			Mark here if you plan to attend the meeting		[ ]
			Mark here for address change and note change		[ ]

Please sign exactly as your name appears above on this card. When signing as attorney. executor administrator trustee or guardian. please give your full title as such. If shares are held jointly each holder should sign. If a corporation. partnership or other entity please sign full corporate partnership or entity name by authorized officer or person.

Please be sure to date and sign this proxy card in the box below.		Date

Sign Above

IF YOU WISH TO PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE INSTRUCTIONS BELOW

FOLD AND DETACH HERE IF YOU ARE VOTING BY MAIL

PROXY VOTING INSTRUCTIONS

Shareholders of record have three ways to vote:
1. By Mail; or
2. By Telephone (using a Touch-Tone Phone); or
3. By Internet.
A telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned this proxy. Please note telephone and Internet votes must be cast prior to 3:00 a.m., April 26, 2011. It is not necessary to return this proxy if you vote by telephone or Internet.

Vote by Telephone	Vote by Internet
Call Toll-Free on a Touch-Tone Phone anytime prior to	anytime prior to
3:00 a.m., April 26, 2011: 1-866-246-8478	3:00 a.m., April 26, 2011 go to https://www.proxyvotenow.com/frbk

Please note that the last vote received, whether by telephone, Internet or by mail, will be the vote counted.

ON-LINE ANNUAL MEETING MATERIALS:	http://www.cfpproxy.com/5412

Your vote is important!